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Ford Outlines Growth Plan: Fortify Profit Pillars; Transform Underperforming Operations; Invest in Emerging Opportunities to be a Leader in Electrification, Autonomy and Mobility

•	Ford continues its expansion to be an auto and mobility company, providing details of its strategy and priorities to deliver profitable growth going forward

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Ford is fortifying its core business, building on leadership in trucks, vans, commercial and performance vehicles, growing utility vehicles and transforming underperforming areas, including luxury, small vehicles and emerging markets

•	At the same time, the company is investing in emerging opportunities, driving for leadership in electrification, autonomy and mobility

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Ford expects the financial performance of its core business to be strong through 2018 and its core business profitability to improve; total company results decline in 2017 – as Ford invests in emerging opportunities – and improve in 2018

DEARBORN, Mich., Sept. 14, 2016 – Ford Motor Company [NYSE: F] tells investors today the company is a strong investment with attractive upside as it invests in emerging opportunities and expands as an auto and mobility company.

During Investor Day presentations, Ford will outline the strategy and priorities it is using to deliver profitable growth going forward. Ford is evolving its business in three ways:

•	Fortifying its core business by building on its global leadership in trucks, vans, commercial and performance vehicles and growing in global utility vehicles;

•	Transforming traditionally underperforming parts of its core business, including luxury, small vehicles and select emerging markets, and

•	Investing and reallocating capital in the company’s emerging opportunities, driving for leadership in electrification, autonomy and mobility.

“During the past six months, we’ve been focused as a leadership team on building Ford’s expanded business model – with a more clearly defined vision, strategy and roadmap on how to deliver success,” said Ford President and CEO Mark Fields. “We’ve been making important decisions and have agreed on three key principles to guide future capital allocation: where to play, where not to play and how to win.”

As Ford expands its business, it has committed to:

•	Deliver growth that matches or exceeds global GDP;

•	Improve its risk profile, maintaining a strong balance sheet and reallocating capital to both its core business strengths and to less-cyclical emerging opportunities;

•	Deliver operating margins of 8 percent or more for its core business and 20 percent or more for its emerging businesses, and

•	Provide returns for investors in the top-quartile among Ford’s peer group.

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“As we expand to be an auto and a mobility company, we’re not moving from an ‘old’ business to a ‘new’ business. We’re moving to a bigger business,” Fields said. “The world is moving from simply owning vehicles to owning and sharing them. That’s why we are expanding to sell more vehicles and provide transportation services at the same time.”

CORE BUSINESS: Fortifying Ford’s Profit Pillars

Ford is focused on building on its clear global leadership in trucks, vans, commercial vehicles and performance vehicles, while growing global strength in utility vehicles. The company today has the world’s No. 1 best-selling full-size pickup with F-Series, the No. 1 best-selling large van and bus with the Transit and the No. 3 best-selling compact pickup with the Ranger.

Ford also has the world’s best-selling large utilities with Explorer and Expedition, and the company aims to grow in other segments with four all-new nameplates coming to its global utility vehicle lineup in the next four years.

Performance leadership will continue, as Ford delivers 12 new performance vehicles promised by the end of the decade. The vehicles build on the huge market success of the Ford GT, Shelby Mustang GT350 and GT350R, Focus RS, Focus ST and F-150 Raptor.

Ford Credit – a growing business that delivers profits, distributions and customer loyalty – is another key part of Ford’s plan to fortify its profit pillars, as is the company’s successful Ford Customer Service Division parts and service business.

CORE BUSINESS: Transforming Luxury, Small Vehicles and Emerging Markets

Ford also is transforming traditionally underperforming parts of its core business, including luxury, small vehicles and select emerging markets.

Growing the company’s luxury position means fully transforming Lincoln into a differentiated world-class luxury brand – in products and client experiences – and delivering strong returns.

Already, Lincoln is showing momentum delivering four new transformational vehicles in four years, establishing the brand in China and growing global sales 77 percent since 2012. It also is improving quality and boosting customer satisfaction in the U.S., with Lincoln displacing Lexus for top ranking on the American Customer Satisfaction Index.

In small vehicles, Ford is focusing on better brand resonance, tailored designs, effective scale, a low-cost footprint and complexity reduction – all to yield better profits.

These efforts already are paying off. In North America, for example, Ford Focus buildable combinations have been reduced from 200,000 in 2015 to approximately 300 for the 2017-model year and 30 for the next-generation Focus. That 99.9 percent complexity reduction will save the company up to $300 per car.

Ford also is taking a new look at how to lead in select emerging markets. The company sees Russia and South America positioned for recovery, ASEAN remaining profitable and a path to profitable growth in Middle East and Africa. As it pushes for a path to profitability in all emerging markets, Ford is re-evaluating its strategy and business model for India.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.

EMERGING OPPORTUNITIES: Leading in Electrification, Autonomy and Mobility

Ford is investing in emerging opportunities, driving for leadership in electrification, autonomy and mobility.

The company has nearly two decades of experience in electrification and today is America’s top-selling plug-in hybrid brand and second best seller in overall electrified vehicle sales. Ford is investing $4.5 billion in electrified solutions and introducing 13 new electrified vehicles – representing 40 percent of its lineup – by 2020. This positions Ford to be a leader in the growing electrified vehicle market, as the number of electrified offerings is expected to exceed conventional internal combustion vehicles in the 2030 timeframe.

Ford is focusing its electrified vehicles on its areas of strength – commercial vehicles, trucks, utility and performance vehicles. Ford today is working on vehicles as well as electrified vehicle fleet management, route planning and telematics solutions.

The company also is aggressively growing its autonomy leadership. Building on more than a decade of development experience, Ford intends to have a high-volume, fully autonomous SAE-defined level 4-capable vehicle in commercial operation in 2021 in a ride-hailing or ride-sharing service. The vehicle is being specifically designed for commercial mobility services without a steering wheel or gas and brake pedals.

By targeting its autonomous vehicle for a ride-hailing or ride-sharing service, Ford is changing the economics of mobility. Traditionally, owning a vehicle has cost between 70 cents and $1.50 a mile. By contrast, taking a taxi is four times more, and using ride-hailing is double the cost of an owned vehicle. Ford’s autonomous vehicle with a ride-hailing or sharing could reduce the cost to about $1 per mile – on par or even less than personal ownership with a vehicle that can improve safety, convenience and congestion.

Ford projects that autonomous vehicles could account for up to 20 percent of vehicle sales by the end of the next decade.

Similarly, the company’s focus on leadership in mobility starts with the view that the world has moved from just owning vehicles to owning and sharing them. To start, Ford is working with global cities, starting in San Francisco, to help solve congestion and help move people more efficiently. Ford will acquire Chariot, a crowd-sourced shuttle service, to grow Ford’s dynamic shuttle services globally. It will provide affordable transportation and expand to at least five additional cities in 18 months.

The company also is partnering with Motivate, the global leader in bike sharing, to add more transportation options for users with the new Ford GoBike. When it launches next year, Ford GoBike will be accessed by users through the FordPass® platform.

Data collected from the bikes will be used to build an interconnected mobility network. This could include real-time data, such as weather conditions, usage patterns and bike availability, to optimize commuting.

Underpinning Ford’s electrification, autonomy and mobility businesses are strategies being developed in fleet and data management, route and journey planning and telematics.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.

2016-2018 Outlook

During its Investor Day, Ford also will review its financial outlook through 2018, following record pre-tax profit, Automotive operating margin and Automotive cash flow during the past 18 months.

This year, Ford expects total company adjusted pre-tax profit to be about $10.2 billion1, lower than last year’s record but the company’s second best year since 2000. The update to the 2016 outlook reflects the recent expansion of a recall requested by the U.S. National Highway Traffic Safety Administration.

Looking ahead, the company expects its core business adjusted pre-tax profit to improve every year from 2016 through 2018.

Total company results, however, are expected to decline in 2017 compared to 2016 and improve in 2018. The decline in 2017 is the result of increasing investments and costs for emerging opportunities. Ford has plans to achieve cost efficiencies averaging $3 billion annually between 2016 and 2018 and is adding new processes like zero-base budgeting to further its business transformation. These efficiencies will offset the vast majority of costs being added to strengthen Ford’s business except for price-related design costs, regulatory costs and the cost to support the development of emerging opportunities – especially electrification.

Total Automotive operating cash flow remains positive through 2018 – with the overall cash balance expected to stay at or above the company’s minimum target of $20 billion.

Capital allocation through 2018 will focus mainly on product, emerging opportunities and shareholder actions. In line with this, Ford reiterated its plan to pay regular dividends through a business cycle, as well as pay a supplemental dividend when appropriate.

“We expect Ford’s performance to be strong through 2018 – with our core business improving, allowing us to invest in the emerging opportunities that will ensure our future success,” said Ford CFO Bob Shanks. “Our capital allocation continues to be disciplined and to deliver strong returns, and we are fully prepared for a downturn. As a result, we plan to offer a secure regular dividend through the business cycle with an option for upside on investments to keep our core business strong and to win in emerging opportunities.”

Reference Information

•	For presentation materials and information on how to join a webcast of Ford’s 2016 Investor Day, click here.

1 Total company adjusted pre-tax profit is a non-GAAP financial measure. Ford does not provide guidance on net income, the comparable GAAP financial measure. Full-year net income will include potentially significant special items that have not yet occurred and are difficult to quantify prior to year end, specifically pension and OPEB remeasurement gains and losses.

About Ford Motor Company
Ford Motor Company is a global automotive and mobility company based in Dearborn, Michigan. With about 203,000 employees and 67 plants worldwide, the company’s core business includes designing, manufacturing, marketing and servicing a full line of Ford cars, trucks and SUVs, as well as Lincoln luxury vehicles. To expand its business model, Ford is aggressively pursuing emerging opportunities with investments in electrification, autonomy and mobility. Ford provides financial services through Ford Motor Credit Company.  For more information regarding Ford and its products and services, please visit www.corporate.ford.com.

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Contact(s):	News Media:	Equity Investment Community:	Fixed Income Community:	Shareholder Inquiries:
	Brad Carroll Bcarro37@ford.com 1.313.390.5565	Dawn Dombroski ddombros@ford.com 1.313.845.2868	Stephen Dahle sdahle@ford.com 1.313.621.0881	1.800.555.5259 or 1.313.845.8540

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.

Risk Factors
Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Decline in industry sales volume, particularly in the United States, Europe, or China, due to financial crisis, recession, geopolitical events, or other factors;

•	Decline in Ford’s market share or failure to achieve growth;

•	Lower-than-anticipated market acceptance of Ford’s new or existing products or services;

•	Market shift away from sales of larger, more profitable vehicles beyond Ford’s current planning assumption, particularly in the United States;

•	An increase in or continued volatility of fuel prices, or reduced availability of fuel;

•	Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors;

•	Fluctuations in foreign currency exchange rates, commodity prices, and interest rates;

•	Adverse effects resulting from economic, geopolitical, or other events;

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Economic distress of suppliers that may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase costs, affect liquidity, or cause production constraints or disruptions;

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Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man-made disasters, tight credit markets or other financial distress, production constraints or difficulties, or other factors);

•	Single-source supply of components or materials;

•	Labor or other constraints on Ford’s ability to maintain competitive cost structure;

•	Substantial pension and postretirement health care and life insurance liabilities impairing liquidity or financial condition;

•	Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns);

•	Restriction on use of tax attributes from tax law “ownership change;”

•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs;

•	Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and/or sales restrictions;

•	Unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;

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A change in requirements under long-term supply arrangements committing Ford to purchase minimum or fixed quantities of certain parts, or to pay a minimum amount to the seller (“take-or-pay” contracts);

•	Adverse effects on results from a decrease in or cessation or clawback of government incentives related to investments;

•	Inherent limitations of internal controls impacting financial statements and safeguarding of assets;

•	Cybersecurity risks to operational systems, security systems, or infrastructure owned by Ford, Ford Credit, or a third-party vendor or supplier;

•	Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities;

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Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;

•	Higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;

•	Increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and

•	New or increased credit regulations, consumer, or data protection regulations, or other regulations resulting in higher costs and/or additional financing restrictions.

We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our 2015 Form 10-K Report, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
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For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.